Mastercard Incorporated

Non-GAAP reconciliation

Long-term performance objectives

	2022-2024 3-Year CAGR
	EPS[1]
Forecasted GAAP	Low-twenties
Gains/(losses) on equity investments[2]	2%
Special items[3]	(1)%
Forecasted non-GAAP	Low-twenties

1. Based on 2021 forecast as of October 28, 2021, EPS utilized to measure 3-year diluted EPS target performance (2022-2024)
2. Impact of gains/(losses) on equity investments for the nine months ending September 30, 2021 ($0.43 per diluted share)
3. Impact of special items for the nine months ending September 30, 2021, relates to litigation provisions ($0.07 per diluted share) and an indirect tax matter ($0.07 per diluted share)